CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 31, 2001, relating to the financial statements and financial highlights which appears in the April 30, 2001 Annual Report to Shareholders of New York Daily Tax Free Income Fund, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements", and "Counsel and Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, New York
August 24, 2001